Exhibit 4.1

THE PAWS PET COMPANY, INC.

Common stock SUBSCRIPTION AGREEMENT

Background

The PAWS Pet Company and ______________ entered into an Agreement dated June ___, 2012, whereby in exchange for an Investment in The PAWS Pet Company agreed to issue ___________ restricted common shares to the Investor in exchange for an investment of $___________ or $0.01 per share.

1.1     Subscription. The undersigned (the “Subscriber”), intending to be legally bound, hereby irrevocably subscribes for ________________ shares of the Common Stock the Company in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

1.2     Purchase of Shares. The Company shall deliver the Shares to the Subscriber promptly after the acceptance of this Subscription Agreement by the Company.

1.3     Acceptance or Rejection.

(a)     The Subscriber understands and agrees that the Company reserves the right to reject this subscription for the Shares if, in its reasonable judgment, it deems such action in the best interest of the Company, at any time prior to the Closing.

(b)     The Subscriber understands and agrees that its subscription for the Shares is irrevocable.

(c)     In the event the sale of the Shares subscribed for by the Subscriber is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the Subscriber the Subscription Amount remitted to the Company by the Subscriber, without interest thereon or deduction therefrom, in exchange for the Shares.

SECTION 2.

2.1     Closing. The closing (the “Closing”) of the purchase and sale of the Shares, shall occur simultaneously with (i) the acceptance by the Company of the Subscriber’s subscription, as evidenced by the Company’s execution of this Subscription Agreement; and (ii) the release by the Company of the certificate representing the Shares.

SECTION 3.

3.1     Investor Representations and Warranties. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)     Investment Purposes. The Subscriber is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the Subscriber is subscribing or any part of the Shares.

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(b)     Authority. The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

(c)     No General Solicitation. The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the Subscriber in connection with investment securities generally.

(d)     Investment Experience. The Subscriber is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of its investment in the Shares.

(e)     Exemption from Registration. The Subscriber acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the Subscriber made herein, the Subscriber further represents and warrants to and agrees with the Company and its affiliates as follows:

(1)     The Subscriber realizes that the basis for the exemption may not be present if notwithstanding such representations, the Subscriber has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Subscriber does not have any such intention;

(2)     The Subscriber has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company; and

(3)     The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. The Subscriber also represents it has not been organized for the purpose of acquiring the Shares; and

(4)     The Subscriber acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the Company’s Form 8-K filed with the United States Securities and Exchange Commission on August 16, 2010, including the risk factors described therein (as such documents have been amended since the date of their filing, collectively, the “Company SEC Documents”), that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Shares; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.

(f)     No Other Company Representations. No representations or warranties have been made to the Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Shares the Subscriber is not relying upon any representations other than those contained herein.

(g)     Compliance with Laws. Any resale of the Shares shall only be made in compliance with exemptions from registration afforded by, or pursuant to an effective registration statement under, the Securities Act and in compliance with applicable state law.

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(h)     Legends. Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

(i)     Accredited Investor. The Subscriber is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

(j)     Potential Loss of Investment. The Subscriber understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment. The Company is an early stage company with only a brief operating history for the Subscriber to evaluate its business. The Company, previously known as American Antiquities, Inc., completed the acquisition of Panther Air Cargo, LLC, a Florida limited partnership doing business as Pet Airways, through a share exchange agreement. The Company’s common stock previously traded on the OTC Bulletin Board under the symbol “AAQS” and now trades on the OTC Bulletin Board under the symbol “PAWS.”

(k)     Investment Commitment. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

(l)     Receipt of Information. The Subscriber has received all documents, records, books and other information pertaining to the Subscriber’s investment in the Company that has been requested by the Subscriber.

(m)     Investor Questionnaire. The Subscriber represents and warrants to the Company that all information that the Subscriber has provided to the Company, including, without limitation, the information in the Investor Questionnaire attached hereto as Exhibit A or previously provided to the Company (the “Investor Questionnaire”), is correct and complete as of the date hereof.

(n)     No Reliance. Other than as set forth herein, the Subscriber is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares. The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that its investment in the Shares is suitable and appropriate for the Subscriber.

(o)     No Governmental Review. The Subscriber is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

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(p)     Price of Shares. The Subscriber understands that the price of the Shares offered hereby bear no relation to the assets, book value or net worth of the Company and were determined arbitrarily by the Company.

(q)     Financing Risk. The Company currently does not have enough working capital to satisfy its capital needs. The Company is dependent upon investors to fund its ongoing operations, and cannot be certain that future financing will be available to it on acceptable terms when it needs it. The Company can give no assurances that it will be able to raise adequate funding to reach cash flow break even. If the Company is unable to obtain financing to meet its needs, the Subscriber may lose of its investment.

(r)     Dilution. In order to capitalize the Company, execute its business plan, and for other corporate purposes, the Company has issued, and expects to issue additional shares of Common Stock, securities exercisable or convertible into shares of Common Stock, or debt. Such securities have been and may be issued for a purchase price consisting of cash, services or other consideration that may be materially different than the purchase price of the Shares. The issuance of any such securities may result in substantial dilution to the relative ownership interests of the Company’s existing shareholders and substantial reduction in net book value per share. Additional equity securities may have rights, preferences and privileges senior to those of the holders of Common Stock, and any debt financing may involve restrictive covenants that may limit the Company’s operating flexibility.

(s)     Former Shell Company. Subscriber acknowledges and agrees that the Company was, at one time, a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements.

3.2     Restrictions on Disposition. The Subscriber further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Subscriber agrees that the Subscriber shall in no event make any disposition of all or any portion of the Shares which the Subscriber is acquiring hereunder unless and until:

(1)     there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(2)     (i) the Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Subscriber shall have furnished the Company with an opinion of the Subscriber’s own counsel to the effect that such disposition will not require registration of any such Shares under the Securities Act and (iii) such opinion of the Subscriber’s counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Subscriber of such concurrence.

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SECTION 4.

4.1     Company’s Representations and Warranties. The Company represents and warrants to the Subscriber as follows:

(a)     Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Illinois.

(b)     Authority. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c)     Exemption from Registration; Valid Issuances. The sale and issuance of the Shares, in accordance with the terms and on the bases of the representations and warranties of the Subscriber set forth herein, may and shall be properly issued by the Company to the Subscriber pursuant to any applicable federal or state law. When issued and paid for as herein provided, the Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (b) entitle the other holders of the Common Stock of the Company to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Shares shall not subject the Subscriber to personal liability by reason of the ownership thereof.

(d)     No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock or other securities of the Company under the Securities Act.

SECTION 5.

5.1     Commissions and Fees. No commissions or finders fees will be paid in connection with the sale of Common Stock under this Agreement.

5.2     Indemnity. The Subscriber agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5.3     Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.4     Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

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5.5     Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

5.6     Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its heirs, executors, beneficiaries, administrators and successors.

5.7     Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

5.8     Assignability. This Agreement is not transferable or assignable by the Subscriber.

5.9     Governing Law, Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings in equity or at law concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be held in the City of San Francisco, California, United States of America in arbitration before the International Chamber of Commerce and shall be determined by three arbitrators, and otherwise held in accordance with its rules. Each party shall choose one arbitrator and the two arbitrators shall choose the third. The third arbitrator so chosen shall have a background in either corporate finance, banking or law. The arbitration shall be conducted in the English language and the arbitration award shall include the allocation of costs and expenses among the parties. The arbitration ruling shall be final and binding.

5.10     Pronouns. The use herein of the masculine pronouns “him” or “his” or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

5.11     Further Assurances. Upon request from time to time, the Subscriber shall execute and deliver all documents, take all rightful oaths and do all other acts that may be necessary or desirable, in the reasonable opinion of the Company or its counsel, to effect the subscription for the Shares in accordance herewith.

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IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement on the __ day of June, 2012.

INDIVIDUAL INVESTOR:

_________________________________

PARTNERSHIP, CORPORATION, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR

_________________________________

(Name of Entity)

By: ______________________________

Name: ________________________

Title: ______________________________

Address:

Taxpayer Identification Number: _________________

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Company)

The Company hereby accepts the above application for subscription for Shares on behalf of the Company.

Dated: __ day of ________2011

THE PAWS PET COMPANY, INC.

By: ______________________________

Name:

Title:

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